    As filed with the Securities and Exchange Commission on December 13, 2002

                                       REGISTRATION STATEMENT NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            ZOLL MEDICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        MASSACHUSETTS                                04-2711626
   (State of Incorporation)             (I.R.S. Employer Identification No.)

                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              ---------------------

                 ZOLL MEDICAL CORPORATION 1992 STOCK OPTION PLAN
               ZOLL MEDICAL CORPORATION 2001 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                              --------------------

                                RICHARD A. PACKER
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            ZOLL MEDICAL CORPORATION
                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                              --------------------

                                 With a copy to:

                             RAYMOND C. ZEMLIN, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
  Title of Securities       Amounts to be   Proposed Maximum Offering       Proposed Maximum           Amount of
   Being Registered        Registered (1)      Price Per Share (2)      Aggregate Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common, Stock par value       1,070,000               $37.64                  $40,274,800              $3,705.29
  $.02 per share (3)
===================================================================================================================

(1) Consists of 635,000 shares under the 1992 Stock Option Plan and 435,000 shares under the 2001 Stock Incentive Plan. This Registration Statement also related to such indeterminate number of additional shares of ZOLL Medical Corporation Common Stock as may be required pursuant to such plans in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.02 per share, as reported on The Nasdaq National Market on December 12, 2002.

(3) This Regulation Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of June 8, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

      *Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

      ZOLL Medical Corporation (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

      (a) the Registrant's most recent annual report on Form 10-K for the fiscal year ended September 30, 2001 filed with the Securities and Exchange Commission on December 31, 2001;

      (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2001, March 31, 2002 and June 30, 2002 filed with the Securities and Exchange Commission on February 13, 2002, May 15, 2002 and August 14, 2002, respectively.

      (c) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001; and

      (d) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated May 15, 1992, as filed with the Securities and Exchange Commission on May 15, 1992 pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

      In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      In addition, solely with respect to the shares being registered under the 1992 Stock Option Plan, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-56244) previously filed with the Securities and Exchange Commission on December 23, 1992. This Registration Statement is being filed, in part, to register an additional 635,000 shares of the Registrant's Common Stock under the 1992 Stock Option Plan.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin Procter LLP Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by Raymond C. Zemlin, the Clerk of the Registrant, is a partner of Goodwin Procter LLP which receives compensation from the Registrant for rendering legal services.

Item 6. Indemnification of Directors and Officers.

      The Registrant is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13(b)(1-1/2) of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

      Reference also is made to Chapter 156B, Section 67 of the MBCL which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

      Article 6A of the Registrant's Restated Articles of Organization, as amended, provides that, to the extent permissible under the MBCL, a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty. No amendment or repeal of the Registrant's Restated Articles of Organization shall adversely effect these provisions for acts occurring prior to such amendment. In addition, Article V of the Amended and Restated By-laws of the Registrant provides that the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers against all expenses and liabilities which he has reasonably incurred in connection with or arising out of any actual or threatened action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the Registrant, provided no such indemnification shall be made in relation to matters as to which such director or officer shall be finally adjudged in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful. Additionally, the Amended and Restated By-laws provide that no indemnification shall be provided to a director or officer with respect to any proceeding by or in the right of the Registrant or if it is determined that such party receives an improper benefit, provided that expenses incurred in successfully defending an allegation of improper personal benefit may be paid by the Registrant if approved by the Board of Directors. In the event that a settlement or compromise of such action, suit or proceeding is effected which imposes liability on a director or officer, indemnification may be had but only if a court having jurisdiction determines that indemnification is reasonable and proper in the circumstances. If a settlement or compromise is reached in any other circumstance, indemnification may be provided if (i) a majority of directors not involved in the proceeding, (ii) independent legal counsel, or (iii) a majority vote of stockholders determines that the person seeking indemnification has met the standards set forth in Article V. Notwithstanding the foregoing, a court having jurisdiction may grant or deny indemnification under the provisions of Article V of the Amended and Restated By-laws or applicable law. Article V of the Registrant's Amended and Restated By-laws further provides that the right of indemnification shall not be exclusive of other rights to which any director, officer or other corporate personnel may be entitled to as a matter of contract or law.

      The Registrant has purchased directors' and officers' liability insurance and company reimbursements liability insurance policy, that (i) insures against certain losses (above a deductible amount) arising from claims against directors or officers of the Registrant by reason of certain acts, done or attempted by such director or officer and (ii) insures the Registrant against losses (above a deductible amount) arising from any such claims, but only if the Registrant is permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Registrant's Restated Articles of Organization or Amended and Restated By-laws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------
        4.1(1)         ZOLL Medical Corporation Restated Articles of Organization
        4.2(1)         ZOLL Medical Corporation Amended and Restated By-Laws
        4.3(2)         Shareholder Rights Plan
        5.1            Opinion of Goodwin Procter LLP as to the legality of the securities being registered
       10.1(3)         ZOLL Medical Corporation 1992 Stock Option Plan
       10.2(4)         First Amendment to 1992 Stock Option Plan
       10.3(5)         Second Amendment to 1992 Stock Option Plan
       10.4            Third Amendment to 1992 Stock Option Plan
       10.5            Fourth Amendment to 1992 Stock Option Plan
       10.6            ZOLL Medical Corporation 2001 Stock Incentive Plan
       23.1            Consent of Goodwin Procter LLP (included in Exhibit 5.1)
       23.2            Consent of Ernst & Young LLP
       24.1            Powers of Attorney (included on signature pages to this Registration Statement)

----------

(1) Incorporated by reference to the relevant exhibit to the ZOLL Medical Corporation Registration Statement on Form S-1 (File No. 033-47937), as amended, as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to the relevant exhibit to the ZOLL Medical Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11,1998.

(3) Incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-8 (SEC File No. 033-56244).

(4) Incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-8 (SEC File No. 033-90764).

(5) Incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-8 (SEC File No. 333-68403) filed on December 4, 1998.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, ZOLL Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, The Commonwealth of Massachusetts on this 27th day of November 2002.

                                        ZOLL MEDICAL CORPORATION

                                        By:    /s/ Richard A. Packer
                                               ---------------------------------
                                               Richard A. Packer
                                               Chairman, Chief Executive Officer
                                               and President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Richard A. Packer and A. Ernest Whiton such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                             Date

                                           Chairman, Chief Executive Officer, President
/s/ Richard A. Packer                      and Director (Principal Executive Officer)        November 27, 2002
-------------------------------------
Richard A. Packer


                                           Vice President of Administration and Chief
                                           Financial Officer (Principal Financial and
/s/ A. Ernest Whiton                       Accounting Officer)                               November 27, 2002
-------------------------------------
A. Ernest Whiton


/s/ James W. Biondi                        Director                                          November 27, 2002
-------------------------------------
James W. Biondi


/s/ Willard M. Bright                      Director                                          November 27,  2002
-------------------------------------
Willard M. Bright

/s/ Thomas M. Claflin, II                  Director                                          November 27, 2002
-------------------------------------
Thomas M. Claflin, II


/s/ M. Stephen Heilman                     Director                                          November 27, 2002
-------------------------------------
M. Stephen Heilman


/s/ Daniel M. Mulvena                      Director                                          November 27, 2002
-------------------------------------
Daniel M. Mulvena


/s/ Benson F. Smith                        Director                                          November 27, 2002
-------------------------------------
Benson F. Smith

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     4.1(1)       ZOLL Medical Corporation Restated Articles of Organization

     4.2(1)       ZOLL Medical Corporation Amended and Restated By-laws

     4.3(2)       Shareholder Rights Plan

     5.1 Option of Goodwin Procter LLP as to the legality of the securities being registered

    10.1(3)       ZOLL Medical Corporation 1992 Stock Option Plan

    10.2(4)       First Amendment to 1992 Stock Option Plan

    10.3(5)       Second Amendment to 1992 Stock Option Plan

    10.4          Third Amendment to 1992 Stock Option Plan

    10.5          Fourth Amendment to 1992 Stock Option Plan

    10.6          ZOLL Medical Corporation 2001 Stock Incentive Plan

    23.1          Consent of Goodwin Procter LLP (included in Exhibit 5.1)

    23.2          Consent of Ernst & Young LLP

    24.1 Powers of Attorney (included on signature pages to this Registration Statement)

(1) Incorporated by reference to the relevant exhibit to the ZOLL Medical Corporation Registration Statement on Form S-1 (File No. 033-47937), as amended, as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to the relevant exhibit to the ZOLL Medical Corporation current report on Form 8-K filed with the Securities and Exchange Commission on June 11, 1998.

(3) Incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-8 (SEC File No. 033-56244).

(4) Incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-8 (SEC File No. 033-90764).

(5) Incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-8 (SEC File No. 333-68403) filed on December 4, 1998.